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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated March 13, 1998 and December 9, 1998 included in Level One Communications, Incorporated's Form 10-K for the year ended December 28, 1997 and the Form 8-K/A filed on December 16, 1998, respectively, and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

By: /s/ ARTHUR ANDERSEN LLP
   ----------------------------

Sacramento, California
December 16, 1998